UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2018

GSRX INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Building No. 3, P.E. 606, int. Jose Efron Ave.

Dorado, Puerto Rico 00646

(Address of principal executive offices) (zip code)

(214) 808-8649

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copy to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 19, 2018, GSRX Industries Inc. (the “Company”) and So-Cal MM Patients Association, LLC, a California limited liability company, dba The Coughy Shop (the “Seller”), executed a binding letter of intent (the “LOI”), whereby the Company and the Seller have agreed to execute a purchase agreement (the “Definitive Agreement”) in which the Company will acquire all of the assets relating to a licensed retail cannabis dispensary currently operating in Desert Hot Springs, California (the “Business”).

The LOI provides that the Company shall purchase from the Seller all assets used in the Business, both tangible and intangible, including licenses and permits covering medical and adult-use cannabis sales, leases, equipment, inventory, and other assets (the “Proposed Transaction”) in exchange for total cash consideration of $1,500,000 (the “Purchase Price”). In consideration of the LOI, on September 24, 2018, the Company deposited into escrow a one-time, refundable security deposit of $100,000 (the “Deposit”), to secure the Company’s exclusivity over the Proposed Transaction during the due diligence period as set forth in the LOI. In the event the Proposed Transaction closes, the Deposit shall be applied to the Purchase Price. However, in the event that the Company elects not to proceed with the Proposed Transaction as a result of its due diligence investigation, the Deposit shall be returned to the Company as soon as reasonably practicable.

The Proposed Transaction is subject to customary closing conditions more fully described in the LOI, including: the Company’s satisfactory due diligence investigation by the Company; the Company’s receipt of all necessary regulatory approvals from the relevant city and/or state authority of the Proposed Transaction, specifically approval by the City of Desert Hot Springs and State Bureau of Cannabis Control to conduct retail cannabis operations at the location in which the Business operations; and the negotiation, execution, and delivery of the Definitive Agreement.

The foregoing description of the LOI does not purport to be complete and is subject to, and qualified in its entirety by reference to the completed text of the Agreement, filed as Exhibit 10.01 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On September 28, 2018, the Company issued a press release announcing the execution of the LOI.

A copy of the press release that discusses this matter is filed as Exhibit 99.01 to, and incorporated by reference in, this report. The information in this Item 8.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 8.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Letter of Intent, dated September 19, 2018, by and between GSRX Industries Inc. and So-Cal MM Patients Association dba The Coughy Shop
99.01	Press Release issued by GSRX Industries Inc. on September 28, 2018*

*Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSRX INDUSTRIES INC.

Dated: September 28, 2018	By:	/s/ Thomas Gingerich
	Name:	Thomas Gingerich
	Title:	Chief Financial Officer

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